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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 6, 2000

                Date of Report (Date of earliest event reported):



                           SCHEIN PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


          001-14019                                 11-2726505
    (Commission File No.)               (IRS Employer Identification No.)


                                100 Campus Drive
                         Florham Park, New Jersey 07932
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (973) 593-5500


                                 Not Applicable
         (Former name or former address, if changed since last report.)

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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

         In early July, 2000, Watson Pharmaceuticals, Inc. ("Watson") through its wholly-owned subsidiary, WS Acquisition Corp., accepted and purchased 26,068,469 shares of common stock, par value $0.01 per share (the "Common Stock"), of Schein Pharmaceutical, Inc. (the "Company") at a price of $19.50 per share (the "Purchased Shares") in connection with a tender offer (the "Offer") for all of the Company's outstanding stock. The Offer expired at 12:00 midnight, New York City time, on Monday, July 3, 2000. The Purchased Shares represent approximately 77.8% of the outstanding shares of the Company's common stock. The aggregate purchase price for the Purchased Shares is approximately $508,335,000. According to Watson, the funds required by it to purchase the Purchased Shares were a combination of cash on hand and financing obtained pursuant to a Credit Agreement, dated as of July 5, 2000 among Watson, SG Cowen Securities Corporation and Societe Generale, a copy of which is incorporated by reference as Exhibit 99.2.

         Watson and the Company intend to proceed with the consummation of a merger pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 24, 2000, pursuant to which WS Acquisition Corp. will merge with and into the Company with the Company continuing as the surviving corporation and a subsidiary of Watson (the "Merger"). In the Merger, each remaining share of the Company's Common Stock (other than shares owned by the Company as treasury stock or by Watson, WS Acquisition Corp., or any other direct or indirect wholly-owned subsidiary of Watson, or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the Merger Consideration (as defined in the Merger Agreement), subject to the terms and conditions set forth in the Merger Agreement.

         Pursuant to the Merger Agreement, the Company intends to call a special meeting of stockholders at which time the Merger Agreement will be presented for approval and adoption by the Company's stockholders. Because under Delaware law the approval of the holders of a majority of all outstanding shares of the Company's Common Stock is sufficient to approve and adopt the Merger Agreement, Watson can cause the Merger to occur without the affirmative vote of any other holders of the Company's Common Stock. Watson and WS Acquisition Corp. have agreed pursuant to the Merger Agreement to vote all the shares of the Company's Common Stock held by them in favor of approval and adoption of the Merger Agreement.

         Pursuant to the Merger Agreement, concurrent with Watson's acceptance for purchase of Common Stock pursuant to the Offer, (i) Dariush Ashrafi, Joseph
A. Akers, Paul Feuerman, Richard L. Goldberg, Martin Sperber, Marvin Schein and Irving Shafran resigned from the Company's board of directors, (ii) Allen Chao, Ph.D., Michel J. Feldman, Michael J. Fedida, Andrew L. Turner and Fred G. Weiss, each a designee of Watson, were appointed to the Company's board of directors, and (iii) the authorized number of directors was reduced from nine to seven.

         A copy of the Merger Agreement is incorporated by reference as Exhibit 99.3.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)    None.

       (b)    None.

       (c) Exhibits. The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

       99.1 Press release of Watson Pharmaceuticals, Inc., dated July 6, 2000, incorporated by reference to Exhibit (a)(1)(K) to Amendment No. 3 to Watson's Schedule TO, filed with the Securities and Exchange Commission (the "Commission") on July 7, 2000.

       99.2 Credit Agreement, dated as of July 5, 2000 among Watson, SG Cowen Securities Corporation and Societe Generale, incorporated by reference to Exhibit 10.1 to Watson's Registration Statement on Form S-4, filed with the Commission on July 14, 2000.

       99.3 Agreement and Plan of Merger among Watson Pharmaceuticals, Inc., WS Acquisition Corp. and Schein Pharmaceutical, Inc. dated as of May 24, 2000, incorporated by reference to Exhibit (e)(1) to the Company's Form 8-K, filed with the Commission on May 31, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SCHEIN PHARMACEUTICAL, INC.



Dated:  July 19, 2000                   By:  /s/ Whitney K. Stearns, Jr.
                                             -----------------------------------
                                        Name:  Whitney K Stearns, Jr.
                                        Title: Senior Vice President &
                                               Chief Financial Officer


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                                INDEX TO EXHIBITS



    EXHIBIT NO.   DOCUMENT DESCRIPTION
    -----------   --------------------

       99.1 Press release of Watson Pharmaceuticals, Inc., dated July 6, 2000, incorporated by reference to Exhibit (a)(1)(K) to Amendment No. 3 to Watson's Schedule TO, filed with the Securities and Exchange Commission (the "Commission") on July 7, 2000.

       99.2 Credit Agreement, dated as of July 5, 2000 among Watson, SG Cowen Securities Corporation and Societe Generale, incorporated by reference to Exhibit 10.1 to Watson's Registration Statement on Form S-4, filed with the Commission on July 14, 2000.

       99.3 Agreement and Plan of Merger among Watson Pharmaceuticals, Inc., WS Acquisition Corp. and Schein Pharmaceutical, Inc. dated as of May 24, 2000, incorporated by reference to Exhibit
                  (e)(1) to the Company's Form 8-K, filed with the Commission on May 31, 2000.


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